Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-59856 and No. 333-04893) of our report dated March 31, 2006, on the consolidated financial statements (Form 10-K) for Wireless Telecom Group, Inc. for the year ended December 31, 2006.

/s/ LAZAR LEVINE & FELIX LLP
LAZAR LEVINE & FELIX LLP

New York, New York
March 29, 2007

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